================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          AK STEEL HOLDING CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                               31-1401455
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

                                703 Curtis Street
                             Middletown, Ohio 45043

                    (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b)of the Exchange Act and is effective and is effective to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant pursuant to Section 12(g)of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act registration statement
file number to which this form relates:            333-82035
                                                ---------------
                                                (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                      Name of Each Exchange on Which
        to be Registered                         Each Class is to be Registered
        ----------------                         ------------------------------

Series B $3.625 Cumulative Convertible
Preferred Stock, $1.00 par value per share         New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:       None

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant hereby incorporates by reference the description of the Series B $3.625 Cumulative Convertible Preferred Stock set forth under the caption "Description of Capital Stock of AK Holding" in the Prospectus contained in Amendment No. 3 to the Registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "Commission") on August 25, 1999.

ITEM 2.      EXHIBITS

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference.

             4.1 Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 20, 1993, as amended (incorporated herein by reference to Exhibit 3.1.1 to the Registrant's Current Report on Form 8-K dated May 27, 1998).

             4.2 By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to Registration No. 33-74432).

             4.3 Certificate of Designations related to the Series B $3.625 Cumulative Convertible Preferred Stock of AK Holding (incorporated herein by reference to Exhibit 4.4 to Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (No. 333-82035)).

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 22, 1999                AK STEEL HOLDING CORPORATION


                                         By: /s/  James L. Wainscott
                                            -----------------------------------
                                            James L. Wainscott
                                            Vice President, Treasurer
                                            and Chief Financial Officer







                                      3